                                 EXHIBIT 11.1
                                 ------------
                   CALCULATION OF NET LOSS  PER COMMON SHARE

                                                                                   THREE MONTHS ENDED SEPTEMBER 30,
                                                                                   --------------------------------
                                                                                     1996                  1997
                                                                                     ----                  ----
                     Net loss  . . . . . . . . . . . . . . . . . . . . . . . . .  $ (445,590)           $ (590,225)
                     Dividends on mandatorily redeemable Series C
                      senior preferred stock, $.01 par value. . . . . . . . . .    ($165,195)                   --
                     Accretion on preferred stock  . . . . . . . . . . . . . . .     (13,711)                   --
                                                                                  ----------            ----------
                     Net loss attributable to common shareholders  . . . . . . .  $ (624,496)           $ (590,225)
                                                                                  ==========            ==========
                     Weighted average shares outstanding . . . . . . . . . . . .   3,151,949             7,218,177
                                                                                  ==========            ==========

                     Primary and fully diluted net loss per common share . . . .  $     (.20)                $(.08)
                                                                                  ==========            ==========


                                                                                    NINE MONTHS ENDED SEPTEMBER 30,
                                                                                   --------------------------------
                                                                                     1996                  1997
                                                                                     ----                  ----
                     Net loss  . . . . . . . . . . . . . . . . . . . . . . . . .  $ (2,271,570)           (1,091,157)
                     Dividends on mandatorily redeemable Series C
                       senior preferred stock, $.01 par value. . . . . . . . . .      (505,167)                   --
                     Accretion on preferred stock  . . . . . . . . . . . . . . .       (41,133)                   --
                                                                                  ------------          ------------
                     Net loss attributable to common shareholders  . . . . . . .  $ (2,817,870)         $ (1,091,157)
                                                                                  ============          ============

                     Weighted average shares outstanding . . . . . . . . . . . .     3,150,410             7,183,913
                                                                                  ============          ============

                     Primary and fully diluted net loss per common share . . . .  $       (.89)         $       (.15)
                                                                                  ============          ============



              CALCULATION OF WEIGHTED AVERAGE SHARES OUTSTANDING


                                                                                         THREE MONTH       YEAR-TO-DATE
                                                                                         PERIOD            PERIOD
                                                                                         WEIGHTED          WEIGHTED
                                                        ISSUE DATE     ACTUAL SHARES     AVERAGE           AVERAGE
                                                        ----------     -------------     ---------        ----------
   Common shares, December 31, 1995   . . . . . . .                     2,987,908         2,987,908        2,987,908
   Options issued within twelve months of IPO             1/1/96          160,917           160,917          160,917
   Exercise of stock option   . . . . . . . . . . .      5/15/96            3,124             3,124            1,585
                                                                        ---------         ---------        ---------
   Common shares, September 30, 1996  . . . . . . .                     3,151,949         3,151,949        3,150,410
                                                                        =========         =========        =========


   Common shares, December 31, 1996   . . . . . . .                     6,841,177         6,841,177        6,841,177
   Issuance of over-allotment shares  . . . . . . .      1/25/97          375,000           375,000          342,033
   Exercise of stock option   . . . . . . . . . . .      6/27/97            2,000             2,000              703
                                                                        ---------         ---------        ---------
   Common shares, September 30, 1997  . . . . . . .                     7,218,177         7,218,177        7,183,913
                                                                        =========         =========        =========